UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2007

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 9, 2007, the Company executed and delivered a Commercial Promissory Note (the “RBC Note”) to RBC Centura Bank (the “Bank”) in the amount of $486,000. This loan was contemplated as part of the restructuring and modification of the credit facilities between the Company and the Bank set forth in an Amended and Restated Loan and Security Agreement dated January 2, 2007 (the “Amended Loan Agreement”). The Amended Loan Agreement and credit facility restructuring was previously disclosed in the Company’s Form 8-K filed on January 5, 2007 (the “Form 8-K”), and the Amended Loan Agreement was filed as Exhibit 10.6 to the Form 8-K. In the Amended Loan Agreement, the Bank committed to extend to the Company mortgage financing to be used to refund indebtedness incurred by the Company in the acquisition of real estate in Mobile, Alabama as a part of the Company’s acquisition of substantially all of the assets and business operations of McAleer Computer Associates, Inc. (“McAleer”) on January 2, 2007 (the “McAleer Acquisition”). The details of the McAleer Acquisition were previously disclosed in the Form 8-K. Under the Amended Loan Agreement, the amount of such financing was limited to the lesser of 90% of the appraised value of the improved real estate or $500,000.

Part of the purchase price for the McAleer assets and operations was paid by the Company’s execution and delivery of a Promissory Note dated January 2, 2007 payable to McAleer in the amount of $525,000 (the “McAleer Note”). The McAleer Note was secured by a first lien on certain real property located in Mobile, Alabama, which was one of the assets the Company purchased as part of the McAleer Acquisition (the “Real Property”). The Real Property consists of a 7,200 square foot commercial office building that the Company will use to serve McAleer customers for the foreseeable future. The lien was evidenced by a Mortgage from the Company to BILLYMC, Inc. (formerly known as McAleer) dated January 2, 2007. The McAleer Note and Mortgage were filed as Exhibits 10.14 and 10.15 to the Form 8-K. Proceeds from the RBC Note will be used to retire and satisfy the McAleer Note and Mortgage.

The RBC Note ($486,000) is payable in 36 monthly installments of principal and interest, at an annual interest rate of 7.85%. Equal consecutive monthly payments of $4,633.35 shall be made from March 9, 2007 through January 9, 2010, with a final payment being due on February 9, 2010. The RBC Note may be prepaid at any time without penalty. Upon nonpayment of any payment of interest when due, or after maturity of the note whether by acceleration of otherwise, interest accrues at a default rate equal to the pre-default interest rate plus 5%. Payments past due for 15 or more days are also subject to a late charge of up to 4% of the amount of the payment past due.

The RBC Note is secured by a first lien on the Real Property, as evidenced by a Mortgage executed and delivered by the Company to RBC dated February 9, 2007. As additional security for the RBC Note, the Company executed and delivered an Assignment of Leases, Rents and Profits to the Bank dated February 9, 2007 (the “Assignment of Rents”). The RBC Note, Mortgage, and Assignment of Rents are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K. The terms of the RBC Note and Mortgage are also subject to the terms and conditions of the Amended Loan Agreement.

The Bank will be entitled, at its option, to accelerate the obligations under the RBC Note upon the occurrence of an event of default under the Amended Loan Agreement. Events of default generally include the Company failing to make payments of principal or interest when due; defaults under loan covenants, subject to a period during which the Company may cure in certain cases; the Company becoming insolvent or being subject to certain bankruptcy proceedings, subject to certain time periods; and the occurrence of a material adverse change in the Company’s business or financial condition. Upon an acceleration of the RBC Note, the Bank, among other remedies, would have the right to foreclose on its security interest in the Real Property. Moreover, pursuant to the cross-default provisions of the Amended Loan Agreement, the Bank would also have recourse to substantially all of the Company’s assets through the security interests granted in that agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 1.01 above is hereby incorporated herein by reference.

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Commercial Promissory Note in the amount of $486,000 payable by the Company to RBC Centura Bank dated February 9, 2007.

10.2	Mortgage granted by the Company to RBC Centura Bank dated February 9, 2007.

10.3	Assignment of Leases, Rents and Profits granted by the Company to RBC Centura Bank dated February 9, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: February 15, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Commercial Promissory Note in the amount of $486,000 payable by the Company to RBC Centura Bank dated February 9, 2007.

10.2	Mortgage granted by the Company to RBC Centura Bank dated February 9, 2007.

10.3	Assignment of Leases, Rents and Profits granted by the Company to RBC Centura Bank dated February 9, 2007.